Exhibit 10.1

THIS AGREEMENT is effective as of the 23 day of July, 2014.

BETWEEN:

               LIFE STEM GENETICS INC., with an office at 433 North Camden Drive, Suite 400, Beverly Hills, California 90210.

               (the "COMPANY")

AND:

               PRINCE MARKETING GROUP LIMITED of 2nd Floor, 21 Regent Street, Belize city, Belize

               ("PRINCE").

This Agreement contains the terms and conditions of the acquisition by the Company of a twenty percent (20%) interest in a Cell Culture and Tissue Engineering Laboratory, the rights to acquire such interest now being held by Prince. The Laboratory is located within the confines of the Clinica San Nicolas in San Nicolas de los Arroyos, Province of Buenos Aires, Argentina.

1.   DEFINITIONS

In this Agreement:

     (a) "AFFILIATE" means a company that is affiliated with the Company, and for the purposes of this Agreement, one company is affiliated with another company if one of them is a subsidiary of the other, or both are subsidiaries of the same company, or each of them is controlled by the same Person.

     (b) "AGREEMENT" means this agreement and schedules attached to this agreement, as amended or supplemented from time to time.

     (c) "BUSINESS OF THE LABORATORY" means the business of laboratory; (ii) the provision of related clinical and treatment services; and (iii) any other material business carried on from time to time by the Laboratory.

     (d) "COMPANY" means Life Stem Genetics Inc., a corporation incorporated under the Nevada Revised Statutes.

     (e) "CONFIDENTIAL INFORMATION" means all confidential or proprietary facts, data, techniques, material and other information relating to
          the  Business  of  the  Laboratory  or  the  Laboratory's   scientific
          interests which may before or after the Commencement Date be disclosed to the Company by Prince and the Laboratory or which may otherwise come within knowledge of the Company or which may be developed by the Laboratory. Confidential Information includes, without limiting the generality of the foregoing, trade secrets, know-how, concepts,
          techniques,   processes,   designs,   cost  data,  software  programs,
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          formulas,  developmental  or  experimental  work,  work  in  progress, information concerning business opportunities,  including all ventures
          considered  by  the  Laboratory  whether  or  not  pursued,   customer
          information,   including  customer  names,   addresses,   markets  and
          knowledge  of  the  Laboratory's  contracts  with  its  customers  and
          financial  information,   including  costs,  sales,  income,  profits,
          salaries and wages.

     (f) "CURRENCY" means the currency of the United States of America ("US") and all references to money are to US Currency.

     (g) "INTELLECTUAL PROPERTY RIGHTS" means all rights in respect of intellectual property including without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

     (h) "INTEREST" means a 20% ownership interest in the Cell Culture and Tissue Engineering Laboratory located within the confines of the Clinica San Nicolas in San Nicolas de los Arroyos, Province of Buenos Aires, Argentina.

     (i) "LABORATORY ENHANCEMENT FUNDS" means money used to further develop the Laboratory.

     (j) "LABORATORY" means the Cell Culture and Tissue Engineering Laboratory established by Dr. Roberto Fernandez Vina and located within the confines of Clinica San Nicolas in San Nicolas de los Arroyos, Province of Buenos Aires, Argentina.

     (k) "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

2.   ACQUISITION

The terms of the Acquisition of the Interest will be as follows:

     (a) The Company will acquire all of Prince's rights in the Laboratory, being a twenty percent (20%) interest in the Laboratory.

     (b) The components of the Laboratory are more particularly described in Schedule "A" LABORATORY ASSETS.

     (c) The Acquisition will include an assignment of Prince's rights to the Laboratory that are included in an agreement between Prince and Roberto Fernandez Vina having an effective date of July 17, 2014 and a copy attached as Schedule "B" AGREEMENT TO PURCHASE.

     (d) The Company will have the right to appoint one member having suitable qualifications to the Laboratory's management committee or to the board of directors if the Laboratory is transferred into a corporate entity.

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3.   CONSIDERATION:  The purchase price is Two Hundred and Seventy Five Thousand
     Dollars ($275,000).

4.   DEPOSIT:

     (a) The Company will pay Prince a non-refundable deposit of $25,000, which deposit shall form part of the purchase price.

     (b) Prince agrees to accept payment of the deposit by way of a promissory note payable on demand and bearing an interest rate of ten percent (10%) per annum compounded annually, a copy of which is attached as Schedule "C" PROMISORY NOTE.

5.   CLOSING:

     (a) Closing will take place on or before October 15, 2014 at the offices of the Company or at such other time and place as may be agreed upon by the Parties.

     (b) Upon closing the Company will pay Two Hundred and Fifty Thousand US dollars (US $250,000), the balance of the purchase price, to Prince.

     (c) Upon closing Prince will deliver to the Company documents transferring its Interest in the Laboratory to the Company.

6. LABORATORY ENHANCEMENT FUNDS: $250,000.00 of the consideration paid will be used for the enhancement and upgrading of the Laboratory.

7.   CONDITIONS:

     (a) The Company will within 15 days of the Effective Date provide Prince with a copy of a termination letter from the Securities and Exchange Commission of the United States of America (the "SEC") issued pursuant to S. 2.6.2 the SECURITIES AND EXCHANGE COMMISSION ENFORCEMENT MANUAL published October 9, 2013. The termination letter is to include wording to the effect that with respect to the Order of Suspension of Trading of shares of the Company issued by the SEC on November 25, 2015, the Commission's investigation with regard to the Company is completed and they do not intend to recommend any enforcement action by the Commission. If this condition is not met, then the condition completion date will automatically be extended to the Closing Date, however Prince shall then have the right to demand fulfillment of the condition within seven days, the fulfillment date to be calculated from and including the date of notice.

     (b) On or before October 15, 2014 the Company's shares will be quoted for trading on a public stock exchange or stock quotation system other than the Grays that is acceptable to Prince.

     (c) As part of its due diligence the Company has the right to conduct an onsite inspection of the Laboratory prior to Closing.

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8.   CONFIDENTIALITY:  The Company will not disclose Confidential Information to third parties or the public except where required to do so by law or regulatory bodies or with the prior consent of Prince.

9.   WARRANTIES OF PRINCE: Prince warrants that;

     (a) the Laboratory has a valid long term lease arrangement with Clinica San Nicolas on standard terms and providing for lease payments no greater than fair market value, which lease provides a physical premises for the location of the Laboratory;

     (b) all Intellectual Property Rights discovered or created through and in the Laboratory will be the property of the Laboratory unless shared or granted to a third party, and where so granted the Company will be notified of the granting of the Rights to the third party prior to their granting;

     (c) the assets of the Laboratory are fairly and accurately represented n Schedule "A" LABORATORY ASSETS.

10. ASSIGNMENT AND Enurement: This Agreement enures to the benefit of and is binding upon Prince and the Company and their respective heirs, executors, administrators, successors and assigns.

9.   SEVERABILITY

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement. The rest of this Agreement will remain in full force and effect.

10.  HEADINGS:

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.  ENTIRE AGREEMENT

This Agreement contains the whole agreement between Prince and the Company with respect to the Acquisition, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between Prince and the Company. No change or modification of this Agreement will be valid unless it is in written and initialed by all parties.

12.  NOTICE

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal deliver, faxed with electronic confirmation of delivery, internationally- recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) on the first page of this Agreement.

All such notices and other communications will be deemed to have been received:

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     (a)  In the case of personal delivery, on the date of such delivery;

     (b) In the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

     (c) In the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

     (d)  In the case of mailing,  on the fifth business day following  mailing.

13.  NON-WAIVER

No failure or delay by Prince or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by Prince or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

14.  FURTHER ASSISTANCE

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

15.  TIME

Time is of the essence of this Agreement.

16.  GOVERNING LAWS

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. Each party attorns to the exclusive jurisdiction of courts of competent jurisdiction in the State of Nevada.

17.  CONSTRUCTION

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

18.  COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement, it being understood that all parties need not sign the same counterpart.

19.  FAX AND PDF EXECUTION

This Agreement may be executed by delivery of executed signature pages by fax or PDF document via Email and such execution will be effective for all purposes.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

By:
PRINCE MARKETING GROUP LIMITED


/s/ Peter Merry
--------------------------------------
Peter Merry, Director and President


LIFE STEM GENETICS INC.


By: /s/ Gloria Simov
   -----------------------------------
Name:  Gloria Simov
Title: Director and President

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                                  SCHEDULE "A"
                                LABORATORY ASSETS
                 CELL CULTURE AND TISSUE ENGINEERING LABORATORY

LAB LOCATION:
     *    Clinica San Nicolas (hospital) which is owned by Dr. F. Vina
     * (a specific sector of the hospital in exchange of a minimal rental fee)
     *    Hospital location, Buenos Aires, Argentina

INVESTMENT IN LABORATORY TO DATE
     * The total investment so far for the habilitation and remodeling work in the area ceded by Clinica San Nicolas has been approximately US$1,000,000.
     * Source of Investment: Fundacion Roberto Fernandez Vina and Roberto Fernandez Vina (personal), together totaling aproximately $1,000.000.

LABORATORY WILL INCLUDE:
     * Closed laboratory sealed with laminar flood designed for cell culture and tissue engineering, with GMP warranties size 5 x 4.5 meters
     *    Sterile access area to laboratory 3 x 2 meters
     * Laboratory for common use, sealed and connected thru sealed system with the closed laboratory
     * Common access to the common lab and sterile access area to the closed laboratory
     * Entrance office to the sector for secretary and medical dispatch office 5 x 5 meters
     * Sealed entry to the Oncohematologic and Bone marrow transplant area to the Cell culture and tissue engineering area (It allows to separate from the general sector of the first floor of Clinica San Nicolas)
     * 2 positive pressure air filters have been installed (1 particle for 100 million of volumes), 1 in the closed laboratory and the second equipment is in the sealed area for patients with transplant or stem cells implant on the second floor of Clinica san Nicolas, area to be used for bone marrow transplant which is used by cell implant patients.

CLOSED LABORATORY:
     *    Floor carpeted with antibacterian gum
     *    Epoxi washable paint used in Operating rooms
     *    Positive pressure filtered air
     *    Termo regulable air conditioned to positive pressure
     *    Stove for cellular and tissue culture
     *    High complexity laminar flow
     *    2 inverted vision microscopies
     *    Cell separation centrifugators
     *    Homogenerizer for constant shaking maintenance
     *    Special pipettes
     *    Internet and intranet linking computer
     *    Freezer for maintenance of cultured tissues

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     *    Internal and external phones

STERILE AREA ACCESS
     *    Clothes and clothes changing ultraviolet sterilization system
     *    Air conditioning and positive pressure air

COMMON  LABORATORY  connected to Sealed  Laboratory by "Pass thru double door"
     *    Antibacterian gum carpeted floor
     *    Epoxi painted walls
     * Refrigerated high revolution centrifugating machine to separate blood bags, tubes and microtubes
     *    Refrigerators
     *    Freezer
     *    Liquid hydrogen thermos
     *    Oxygen and Co2 pipes central
     *    Lamoratory elements (Pipettes, reactors, etc)
     *    Common Microscope for cellular re-counting
     *    Filtered air conditioned
     *    Internal and external phones

OFFICE
     *    for secretary, doctors and biochemists
     *    Gum floor
     *    Office elements such as desks and chairs
     *    Library
     *    Filtered air
     *    Internal and external phones
     *    Connects with entrance sector with glass and aluminum sealing
     * A biochemist, molecular biologist, tissue engineering technician, hemotologist and informatic engineer already work in this Sector, plus secretary and cleaning personnel.

PROJECT DESCRIPTION
     *    Culture of messequimal cells coming from bone marrow or adipose tissue
     *    Produce IPS cells
     * Culture of condroblasts and queratinocitoes for implant in tissue and cartilague
     *    Development of skin tissue on platform
     *    Development of cartilague tissue on platform
     *    Creation of arterial tubes (Bank arteries)
     *    In the future:
     * Decellulization of dead organs and planting of stem cells on the same organ to regenerate heart, liver, lungs and kidneys (A bioreactor is required for such, one has been located already at Harvard Apparatus)
     *    Culture of bones on scaffolding

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COMPLIMENTARY FACILITIES
Clinica San  Nicolas,  a full scale  hospital,  will also  provide:
     *    A central laboratory with Flood Citometry
     *    Hematologic service for bone marrow extraction
     * Tomograph and Resonancer to place via biopsy cells in the adecuate place
     * Hemodinamy and Angiography to place cells in organs via arteries or veins
     *    60 Hospital beds
     * 10 in intensive care, 6 in Intensive Coronary unit, 10 incubators for newborn plus blood extraction for umbilical cord bank

OBJECTIVE:
     * The main objective of the company is the cellular therapy, separating and culturing cells (Mesenquimals from fat or adipose tissue and bone marrow) as well as to engineering for tissues.
     *    The company already has experienced staff for this purpose.
     * It also keeps a close relationship with international groups, such as Hospital Gregorio Maranon in Madrid, University Maimonides in Buenos Aires, Wake Forrest Institute for Regenerative Medicine and Wake Forrest School of Medicine in North Carolina, and others

WHAT COMPANY INVESTMENT IN LABORATORY WILL DO:
     * Additional improvements to Laboratory will enable it to be coverted from a 2nd class lab into a 1st class lab.

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                                  SCHEDULE "B"

                              AGREEMENT TO PURCHASE

Effective date: July 17, 2014

BETWEEN Roberto Fernandez Vina of San Nicolas de los Arroyos, Buenos Aires, Argentina ("VINA") and Prince Marketing Group Limited of 2nd Floor, 21 Regent Street, Belize city, Belize ("PRINCE").

RECITAL:

     A. Vina is the sole owner of a Cell Culture and Tissue Engineering Laboratory (the "LAB") located on the premises of Clinica San Nicolas in Buenos Aires, Argentina.

     B. Prince wishes to acquire a partial ownership interest (the "Interest") in the Lab and Vina wishes to sell Prince the Interest.

AGREEMENT:

     1.   Vina agrees to sell a 20% Interest in the Lab to Prince.

     2.   The purchase price for the Interest is US $250,000 (the "INVESTMENT").

     3.   The Investment will be used for improvements to the Lab.

     4.   Closing  will be  October  15,  2015 at the  offices of Vina in Buenos
          Aires Argentina or at such other time and location as the parties agree to.

     5.   Upon Closing;
          a.   Prince will pay to Vina US $250,000;
          b. Vina will deliver to Prince documents conveying a 20% interest in the Lab to Prince.

     6. This agreement is subject to completion of standard due diligence by Prince by September 30, As part of its due diligence Prince will inspection the Lab premises on or about September 10, 2014.

     7. This agreement is governed by the laws of the province of Buenos Aires, Argentina.

     8. Prince will have the right to appoint an individual to the Lab's management committee or board of directors (if the Lab is held by a corporate entity).

     9.   This  Agreement  enures to the benefit of and is binding upon Vina and
          Prince  and  their  respective   heirs,   executors,   administrators,
          successors and assigns.

     10. This agreement may be signed in counterparts delivered by in PDF form by email.

Signed by the parties on the Effective Date set out above.

By:                                          By:
Life Stem Genetics Inc.                      Roberto Fernandez Vina


/s/ Gloria Simov                             /s/ Roberto Fernandez Vina
-----------------------------------          -----------------------------------
Gloria Simov, President                      Roberto Fernandez Vina

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                                  SCHEDULE "C"
                                 PROMISORY NOTE

ON DEMAND, for valuable consideration received, LIFE STEM GENTICS Inc., a Nevada Corporation, promises to pay PRINCE MARKETING GROUP LIMITED a company incorporated in Belize, the full sum of Twenty Five Thousand Dollars of the United States of America (US S25,000.) together with interest thereon at the rate of ten percent (10%) per annum compounded annually.

Signed at Las Vegas, Nevada this 23rd day of July, 2014.


BY: LIFE STEM GENETICS INC.


/s/ Gloria Simov
-----------------------------------
Gloria Simov, President

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